Exhibit 21.01

LIST OF SUBSIDIARIES OF REGISTRANT

GOOGLE INC.

A DELAWARE CORPORATION

Subsidiaries	Jurisdiction

@Last Software, Inc.	Delaware

AdScape Media, Inc.	Delaware

Android, Inc.	Delaware

AppJet Inc.	Delaware

dMarc Broadcasting, Inc.	Delaware

DoubleClick Holding Corp.	Delaware

DoubleClick International Holding LLC	Delaware

DoubleClick Real Property LLC	Delaware

FeedBurner, Inc.	Delaware

Gizmo5 Technologies, Inc.	Delaware

Google Affiliate Network Inc.	Illinois

Google Airwaves Inc.	Delaware

Google International LLC	Delaware

Google LLC	Delaware

Google Payment Corp.	Delaware

Google Spectrum Investments Inc.	Delaware

GrandCentral Communication, Inc.	Delaware

Green Border Technologies, Inc.	Delaware

ImageAmerica, Inc.	Missouri

ImageAmerica Aviation, Inc.	Delaware

JotSpot Inc.	Delaware

MessageMedia US/Europe Inc.	Delaware

Nevengineering, Inc.	Delaware

Omnisio, Inc.	Delaware

Orkut.com LLC	Delaware

Picasa LLC	Delaware

Postini, Inc.	Delaware

Postini Canada Holding Co.	Delaware

reCAPTCHA Inc.	Delaware

Scott Concepts, LLC	Delaware

Scott Studios, LLC	Delaware

Teracent Corporation	Delaware

Tonic Systems, Inc.	Delaware

Urchin Software Corporation	Delaware

WebAd Corporation	Delaware

YouTube, LLC	Delaware

Subsidiaries	Jurisdiction

@Last Software UK Ltd.	United Kingdom

AdScape Media (Canada), Inc.	Canada

Aegino Limited	Ireland

At Last Software GmbH	Germany

allPAY GmbH	Germany

bruNET GmbH	Germany

bruNET Holding AG	Germany

bruNET Schweiz GmbH	Switzerland

Digital Advertising and Marketing Limited	United Kingdom

DoubleClick Asia Ltd.	Hong Kong

DoubleClick Australia Pty Ltd	Australia

DoubleClick Europe Limited	United Kingdom

DoubleClick Hispania SL	Spain

DoubleClick International Asia BV	Netherlands

DoubleClick International Asia Holding NV	Netherlands Antilles

DoubleClick International Internet Advertising Limited	Ireland

DoubleClick International TechSolutions Limited	Ireland

DoubleClick Internet Ireland Limited	Ireland

DoubleClick Sweden AB	Sweden

DoubleClick Technology Pte. Ltd.	Singapore

DoubleClick TechSolutions (Beijing) Co. Ltd.	People’s Republic of China

Endoxon AG.	Switzerland

Endoxon (India) Private Ltd.	India

Endoxon (Deutchland) GmbH	Germany

Falk eSolutions GmbH	Switzerland

Falk eSolutions Ltd.	United Kingdom

Google (Hong Kong) Limited	Hong Kong

Google Advertising and Marketing Limited	Turkey

Google Argentina S.R.L.	Argentina

Google Australia Pty Ltd.	Australia

Google Austria GmbH	Austria

Google Belgium NV	Belgium

Google Bermuda Limited	Bermuda

Google Bermuda Unlimited	Bermuda

Google Brasil Internet Ltda.	Brazil

Google Canada Corporation	Canada

Google Chile Limitada	Chile

Google Czech Republic s.r.o.	Czech Republic

Google Denmark ApS	Denmark

Google Egypt LLC	Egypt

Subsidiaries	Jurisdiction

Google Finland OY	Finland

Google France SarL	France

Google Information Technology Services Limited Liability Company	Hungary

Google FZ LLC	United Arab Emirates

Google Germany GmbH	Germany

Google India Private Limited	India

Google Ireland Holdings	Ireland

Google Ireland Limited	Ireland

Google Israel Ltd.	Israel

Google Italy s.r.l.	Italy

Google Japan Inc.	Japan

Google Korea, LLC.	Korea

Google Limited Liability Company-Google OOO	Russia

Google Mexico S. de R.L. de C.V.	Mexico

Google Netherlands B.V.	Netherlands

Google Netherlands Holdings B.V.	Netherlands

Google New Zealand Ltd.	New Zealand

Google Norway AS	Norway

Google Payment Ltd.	United Kingdom

Google Payment Hong Kong Limited	Hong Kong

Google Payment Singapore Pte. Ltd.	Singapore

Google Poland Sp. z o.o.	Poland

Google Holdings Pte. Ltd.	Singapore

Google Singapore Pte. Ltd.	Singapore

Google South Africa (Proprietary) Limited	South Africa

Google Spain, S.L.	Spain

Google Sweden AB	Sweden

Google Sweden Tecnique AB	Sweden

Google Switzerland GmbH	Switzerland

Google UK Limited	United Kingdom

Jaiku Ltd.	Finland

MessageMedia Europe BV	Sweden

MessageMedia GmbH	Germany

Neven Vision KK	Japan

Neven Vision Germany GmbH	Germany

Leonberger Holdings B.V.	Netherlands

3147015 Nova Scotia Company	Canada

Postini Switzerland GmbH	Switzerland

Postini UK Limited	United Kingdom

Skydocks GmbH	Germany

Tonic Systems Pty. Ltd.	Australia